EXHIBIT 99.1

       US DATAWORKS ANNOUNCES FISCAL 2004 SECOND QUARTER FINANCIAL RESULTS
                 -RECORD QUARTERLY REVENUES 300% OF PRIOR YEAR;
                  COMPANY SIGNIFICANTLY IMPROVES BALANCE SHEET-

HOUSTON, TX -(October 30, 2003)- US Dataworks (AMEX:UDW), a developer of payment processing software, today announced financial results for its fiscal 2004 second quarter for the period ended September 30, 2003. Revenue for the three months ended September 30, 2003 was $959,000, compared with revenue of $318,000 for the corresponding period in the prior year. Operating loss for the period was $227,000 compared to an operating loss of $588,000 for the quarter ended September 30, 2002. Net loss for the second quarter of fiscal year 2004 was $3,425,000, or $0.21 per share, compared to a net loss of $849,000, or $0.07 per share, for the corresponding period in the prior year. Net loss for the fiscal 2004 second quarter included non-recurring, non-cash charges of approximately $3.1 million in connection with certain debt conversions and refinancings.

For the six months ended September 30, 2003, revenue was $1,446,000 as compared to $1,091,000 for the corresponding period in the prior year. Operating loss for the first six months of fiscal 2004 was $880,000 compared to an operating loss of $908,000 for the comparable period in fiscal year 2003. Net loss for the six months ended September 30, 2003 was $5,501,000, or $0.35 per share, compared to a net loss of $1,435,000, or $0.13 per share, for the six months ended September 30, 2002. The net loss for the six months ended September 30, 2003 included non-recurring, non-cash charges of approximately $4.5 million in connection with certain debt conversions and refinancings.

As previously reported in the Company's Form 8-K filed on October 2, 2003, subsequent to the end of the second quarter of fiscal 2004, the Company successfully closed a private placement financing of common stock and convertible debt that raised $4,225,000. The Company intends to use the proceeds of the private placement for working capital and other general corporate purposes.

"This quarter marked a turning point for the Company as we began to generate significant revenue growth," said Charles E. Ramey, CEO of US Dataworks. "We believe these revenues reflect the increasing acceptance of our software. While we are pleased by the increasing demand for our software, we feel that the passage by Congress of Check 21 will help transform this Company dramatically. As a result, we are positioning the Company to accommodate the anticipated demand from current and prospective customers."

"In the last seven months, we have paid down or converted to equity approximately $4.0 million in indebtedness, simplified our capital structure and obtained working capital, which we believe has positioned the Company for future growth opportunities. We now feel that we have the infrastructure in place to support rapid growth."


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ABOUT US DATAWORKS

US Dataworks is a developer of payment processing software, serving several of the top banking institutions, credit card issues, and the United States Government. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions. Core products include: MICRworks, MICRworks-Lite, Returnworks, Remitworks, and Remoteworks-Daemon.


ABOUT CHECK 21

The Federal Reserve Board has developed Check 21 to remove certain legal impediments to check truncation (I.E., electronic information about the truncated checks is presented to paying banks instead of the original paper checks themselves). Check 21 is designed to facilitate check truncation, to foster innovation in the check collection system without mandating the receipt of checks in electronic form, and to improve the overall efficiency of the nation's payments system.

Check 21 may result in substantial payments system benefits, depending on the extent to which banks take advantage of provisions of Check 21 to expand the use of electronics in the collection and return of checks. Check 21 should result in faster collection and return of checks and lower costs in the long run; in addition, Check 21 would reduce banks' reliance on air and ground transportation for collection and return of checks. The more rapid check collection and return process could be accomplished in many ways, with benefits likely accruing to both banks and their customers. For additional information, go to the Federal Reserve Bank website (www.federalreserve.gov).


FOR MORE INFORMATION:

CONTACT:

John Figone
US Dataworks, Inc.
(713) 934-3855 X250
jfigone@usdataworks.com
www.usdataworks.com


INVESTOR RELATIONS:

Cormack Glynn
CEOcast, Inc., for US Dataworks
(212) 732-4300


EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE, INCLUDING, BUT NOT LIMITED TO THE COMPANY'S INTENDED USE OF PROCEEDS FROM THE PRIVATE PLACEMENT, STATEMENTS REGARDING ACCEPTANCE OF OUR SOFTWARE, EXPECTATIONS REGARDING REVENUE, IMPACT ON US BY THE PASSAGE OF CHECK 21, THE CONTINUED GROWTH OF THE COMPANY'S EXISTING CUSTOMER BASE AND THE OPPORTUNITIES FOR GROWTH FOLLOWING THE PASSAGE OF CHECK 21, OUR FUTURE GROWTH AND OUR ABILITY TO SUPPORT RAPID GROWTH ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S POSITION IN THE MARKETPLACE, OUR ABILITY TO DEVELOP AND TIMELY INTRODUCE PRODUCTS THAT ADDRESS MARKET DEMAND, THE IMPACT OF ALTERNATIVE TECHNOLOGICAL ADVANCES AND COMPETITIVE PRODUCTS, MARKET FLUCTUATIONS, OUR ABILITY TO OBTAIN FUTURE FINANCING AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE SEC REPORTS OF US DATAWORKS, INC., INCLUDING ITS ANNUAL REPORT ON FORM 10-KSB/A FOR THE PERIOD ENDED MARCH 31, 2003 AND ITS QUARTERLY REPORT ON FORM 10-QSB/A FOR THE PERIOD ENDED JUNE 30, 2003. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. US DATAWORKS DISCLAIMS ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.



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

                                         US DATAWORKS, INC.
                                            BALANCE SHEET
                                         September 30, 2003

                                             (UNAUDITED)

                                               ASSETS
CURRENT ASSETS
   Cash and cash equivalents........................................................   $     59,036
   Accounts receivable, net of allowance for doubtful accounts of $0 ...............        836,393
   Prepaid expenses and other current assets .......................................        226,923
                                                                                       -------------
         Total current assets ......................................................      1,122,352

PROPERTY AND EQUIPMENT, net ........................................................        695,837
GOODWILL, net.......................................................................     14,133,629
OTHER ASSETS .......................................................................         10,294
                                                                                       -------------
              TOTAL ASSETS .........................................................   $ 15,962,112
                                                                                       =============
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Note payable- related party .....................................................   $     39,000
   Current portion of capital lease obligations ....................................          3,317
   Current portion of convertible promissory notes, net of unamortized
     discount of $56,163 ...........................................................        963,837
   Deferred revenue ................................................................         45,605
   Accounts payable ................................................................      1,044,912
   Accrued expenses ................................................................        495,697
   Interest payable, including $139,002 related parties ............................        152,301
   Due to related party ............................................................         43,000
   Net liabilities of discontinued operations ......................................              0
   Convertible promissory note .....................................................        433,290
                                                                                       -------------
         Total liabilities .........................................................      3,220,959

COMMITMENTS
SHAREHOLDERS' EQUITY
   Convertible Series A preferred stock, $0.0001 par value
     800,000 shares authorized, 260,000 shares issued and outstanding,
     $2.50 liquidation preference, dividends of $564,600 in arrears ................             26
   Convertible Series B preferred stock, $0.0001 par value
     700,000 shares authorized, 629,666 shares issued and outstanding,
     $0.75 liquidation preference, dividends of $123,421 in arrears ................             63
   Common stock, $0.0001 par value
     90,000,000 shares authorized and 20,312,562 shares issued and outstanding .....          9,729
   Common stock committed, 419,024 shares ..........................................        839,309
   Additional paid-in capital ......................................................     50,138,031
   Accumulated deficit .............................................................    (38,246,005)
                                                                                       -------------
         Total shareholders' equity ................................................     12,741,153
                                                                                       -------------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...........................   $ 15,962,112
                                                                                       =============


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

                                                     US DATAWORKS, INC.
                                                  STATEMENTS OF OPERATIONS

                                                        (UNAUDITED)

                                                                FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                              -----------------------------   -----------------------------
                                                                  2003            2002            2003            2002
                                                              -------------   -------------   -------------   -------------
REVENUES
   Software licensing revenues ............................   $    565,300    $    204,900    $    712,867    $    707,550
   Software maintenance revenues ..........................         64,998          81,647         114,144         137,464
   Software programming revenues ..........................        328,510          31,100         618,560         245,764
                                                              -------------   -------------   -------------   -------------
     Total revenues .......................................        958,808         317,647       1,445,571       1,090,778

Cost of sales .............................................        205,542         218,595         349,655         387,922
                                                              -------------   -------------   -------------   -------------
     Gross profit .........................................        753,266          99,052       1,095,916         702,856

OPERATING EXPENSES
   General and administrative .............................        912,561         611,796       1,839,274       1,457,641
   Depreciation and amortization ..........................         68,123          75,849         136,631         153,640
                                                              -------------   -------------   -------------   -------------
      Total operating expense .............................        980,684         687,645       1,975,905       1,611,281
                                                              -------------   -------------   -------------   -------------
LOSS FROM OPERATIONS ......................................       (227,418)       (588,593)       (879,989)       (908,425)
                                                              -------------   -------------   -------------   -------------
OTHER INCOME (EXPENSE)
   Financing costs ........................................       (159,783)         (1,678)     (1,209,288)        (18,460)
   Interest expense .......................................       (654,199)       (240,043)       (964,546)       (478,561)
   Interest expense - related parties .....................        (25,726)        (18,733)        (89,762)        (30,445)
   Loss on extinguishment of debt .........................       (635,259)                       (635,259)
   Loss on extinguishment of debt - related party .........     (1,722,631)                     (1,722,631)
   Other income (expense) .................................                           (348)                          1,244
                                                              -------------   -------------   -------------   -------------
      Total other income (expense) ........................     (3,197,598)       (260,802)     (4,621,486)       (526,222)
                                                              -------------   -------------   -------------   -------------

LOSS BEFORE PROVISION FOR INCOME TAXES ....................     (3,425,016)       (849,395)     (5,501,475)     (1,434,647)
PROVISION FOR INCOME TAXES ................................             --              --              --              --
                                                              -------------   -------------   -------------   -------------
NET LOSS ..................................................   $ (3,425,016)   $   (849,395)   $ (5,501,475)   $ (1,434,647)
                                                              =============   =============   =============   =============
BASIC AND DILUTED LOSS PER SHARE
      Total basic and diluted loss per share ..............   $      (0.21)   $      (0.07)   $      (0.35)   $      (0.13)
                                                              =============   =============   =============   =============
BASIC AND DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING .....     16,540,417      11,360,444      15,870,636      11,179,961
                                                              =============   =============   =============   =============
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